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                                                                     Exhibit 5.1

                      Opinion of Stroock & Stroock & Lavan
                            with respect to Legality


                                                                 (212) 806-5400
June 18, 1998

Structured Asset Mortgage Investments Inc.
245 Park Avenue
New York, New York  10167

Re:  REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

We are delivering this opinion in connection with the preparation and filing by Structured Asset Mortgage Investments Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 pursuant to Rule 462(b) with respect to Registration Statement on Form S-3 (No. 333-13617) (collectively, the "Registration Statement"). The Registration Statement relates to the offering, from time to time, by the Company of one or more series of its Mortgage Pass-Through Certificates (the "Certificates"). As set forth in the Registration Statement, the Certificates will be issued from time to time in one or more series by separate trusts established by the Company pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") for each such series between the Company and an independent trustee.

In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including original or reproduced or certified copies of the Certificate of Incorporation and By-Laws of the Company, records of actions taken by the Company's Board of Directors, a form of Pooling and Servicing Agreement, forms of Certificates and the prospectus and prospectus supplement (the "Prospectus") forming a part of the Registration Statement and the other agreements and documents filed as exhibits thereto. We also have examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. We also have assumed that when each of the documents identified above is executed, each such document will conform in all material respects to the draft of such document that we have reviewed. We have also assumed for purposes of the opinion given in paragraph 2 below, that the Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by all parties thereto other than the Company. As to various matters of fact material to such opinions, we have relied upon the representations and warranties in the form of Pooling and Servicing Agreement and statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

          1. When a Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company, it will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          2. When the Certificates have been duly and validly authorized by all necessary action on the part of the Company and when executed as specified in, and delivered pursuant to a Pooling and Servicing Agreement, and when sold as described in the Registration Statement, they will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and will evidence the entire beneficial ownership of the applicable Trust Fund.

         3. The information in the Prospectus under the caption "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of New York and the Federal law of the United States of America. Our opinions expressed in paragraphs 1 and 2 are subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ STROOCK & STROOCK & LAVAN LLP

STROOCK & STROOCK & LAVAN LLP